EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces Fourth Quarter 2022 Results
Net Loss of $(0.19) Per Common Share
159% Increase in Normalized FFO to $0.44 Per Common Share
27% Increase in Adjusted EBITDAre to $150.5 Million
Completes $610.2 Million Secured Financing
Agrees to Amend Lease Terms upon Completion of BP’s Acquisition of TravelCenters of America Inc.

Newton, MA (February 28, 2023). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended December 31, 2022.
Todd Hargreaves, President and Chief Investment Officer of SVC, made the following statement:
“We are encouraged by the improved hotel fundamentals that we experienced throughout 2022 and expect that further progress will occur in 2023. Comparable hotel RevPAR for the fourth quarter increased by 21.4% over the same period last year, with occupancy increasing 3.3 percentage points, leading to a 98.3% increase in comparable hotel EBITDA over the same period last year.
Our portfolio of net lease assets continued to deliver steady and reliable cash flows during the quarter. We are excited to have reached agreement with BP on amended lease terms that will take effect upon completion of BP’s acquisition of TA and the enhanced value we believe the amended leases with BP will provide SVC shareholders. We are also pleased with the recent execution of our ABS facility, which demonstrates one of the several options available to us to address upcoming debt maturities at attractive relative interest rates.”
Results for the Quarter Ended December 31, 2022:

	Three Months Ended December 31,
	2022	2021	Change
	($ in thousands, except per share data)
Net loss	$(31,409)	$(198,793)	n/m
Net loss per common share	$(0.19)	$(1.21)	n/m
Normalized FFO (1)	$73,266	$27,936	162.3%
Normalized FFO per common share (1)	$0.44	$0.17	158.8%
Adjusted EBITDAre (1)	$150,534	$118,997	26.5%
(1)Additional information and reconciliations of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including FFO, Normalized FFO, EBITDA, EBITDAre and Adjusted EBITDAre for the quarters ended December 31, 2022 and 2021 appear later in this press release.
(2)n/m - not meaningful

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Hotel Portfolio:
As of December 31, 2022, SVC’s 238 hotels were operated by subsidiaries of Sonesta Holdco Corporation, or Sonesta (196 hotels), Hyatt Hotels Corporation, or Hyatt (17 hotels), Radisson Hospitality, Inc., or Radisson (eight hotels), Marriott International, Inc., or Marriott (16 hotels), and InterContinental Hotels Group, plc, or IHG (one hotel).

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021	Change		2022	2021	Change
	($ in thousands, except hotel statistics)
Comparable Hotels
No. of hotels	236	236	—		235	235	—
No. of rooms or suites	39,736	39,736	—		39,364	39,364	—
Occupancy	58.7%	55.4%	3.3	pts	61.4%	52.5%	8.9	pts
ADR	$134.64	$117.54	14.5%		$133.72	$110.39	21.1%
Hotel RevPAR	$79.03	$65.12	21.4%		$82.10	$57.95	41.7%
Hotel operating revenues (1)	$349,599	$278,342	25.6%		$1,385,508	$951,479	45.6%
Hotel operating expenses (1)	$294,602	$250,610	17.6%		$1,145,447	$887,592	29.1%
Hotel EBITDA (1)	$54,997	$27,732	98.3%		$240,061	$63,887	n/m
Hotel EBITDA margin	15.7%	10.0%	5.7	pts	17.3%	6.7%	10.6	pts

All Hotels
No. of hotels	238	238	—		238	238	—
No. of rooms or suites	40,053	40,053	—		40,053	40,053	—
Occupancy	58.6%	55.3%	3.3	pts	61.3%	52.3%	9.0	pts
ADR	$134.64	$117.54	14.5%		$134.47	$110.47	21.7%
Hotel RevPAR	$78.90	$65.00	21.4%		$82.43	$57.78	42.7%
Hotel operating revenues (1)(2)	$350,501	$317,215	10.5%		$1,467,344	$1,104,678	32.8%
Hotel operating expenses (1)(2)	$296,427	$288,825	2.6%		$1,239,109	$1,033,463	19.9%
Hotel EBITDA (1)(2)	$54,074	$28,390	90.5%		$228,235	$71,215	n/m
Hotel EBITDA margin	15.4%	8.9%	6.5	pts	15.6%	6.4%	9.2	pts
(1) Reconciliations of hotel operating revenues and hotel operating expenses used to determine Hotel EBITDA from hotel operating revenues and hotel operating expenses determined in accordance with GAAP for the periods ended December 31, 2022 and 2021 appear later in this press release.
(2) Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the period owned by SVC.
Recent operating statistics for SVC’s hotels are as follows:
Comparable Hotels

	236 Hotels, 39,736 rooms			2022 vs 2019
	Occupancy	Average Daily Rate	RevPAR	Occupancy	Average Daily Rate	RevPAR
October	67.3%	$143.32	$96.45	(11.3) pts	1.6%	(13.3)%
November	58.4%	$130.59	$76.26	(11.8) pts	(0.3)%	(17.0)%
December	50.5%	$127.61	$64.44	(10.5) pts	3.8%	(14.1)%

All Hotels

	238 Hotels, 40,563 rooms			2022 vs 2019
	Occupancy	Average Daily Rate	RevPAR	Occupancy	Average Daily Rate	RevPAR
October	67.2%	$143.32	$96.31	(11.5) pts	1.6%	(13.3)%
November	58.3%	$130.59	$76.13	(11.9) pts	(0.2)%	(17.1)%
December	50.4%	$127.61	$64.32	(10.6) pts	3.8%	(14.2)%
For SVC’s 237 hotels owned as of January 31, 2023, January 2023 occupancy, ADR and RevPAR were 49.5%, $132.38 and $65.53, respectively.
Net Lease Retail Portfolio:
SVC’s net lease retail portfolio is summarized as follows:

As of December 31, 2022
Number of properties	765
Industries	21
Tenants	180
Brands	138
Square feet	13.4 million
Occupancy	97.6%
Weighted average lease term (by annual minimum rent)	9.6 years
Rent Coverage	3.00x

BP Acquisition:
As previously announced, SVC has agreed to amend its existing leases and guarantees with TravelCenters of America Inc. (Nasdaq: TA) effective upon the completion of the pending acquisition of TA by BP p.l.c. (NYSE: BP) for cash consideration of $86.00 per share of TA common stock outstanding (the “BP Acquisition”). Under the amended leases for 176 of SVC’s travel center properties, aggregate annual minimum rent will be $254.0 million, with annual 2% increases throughout the initial 10-year terms and any renewal terms, and there will be no percentage rent requirement. At closing, TA Operating LLC will prepay $188.0 million of rent under the amended leases and will receive monthly rent credits totaling $25.0 million per year over the 10-year initial term of the leases. TA Operating LLC will have five, 10-year extension options for each of the five leases. BP Corporation North America Inc. will guarantee each of the leases. BP Corporation North America Inc. owns the vast majority of BP’s assets in the United States across virtually all segments, and it is rated A3 by Moody’s and A- by S&P. SVC also currently owns certain tradenames and trademarks associated with TA’s business and has agreed to sell those tradenames and trademarks to TA as part of the BP Acquisition at their current book value of $89.4 million.
The BP Acquisition is subject to the approval of TA stockholders owning a majority of TA’s outstanding common shares. SVC currently owns 7.8% of TA’s outstanding common shares, valued at $101.9 million based on the cash merger consideration, and has agreed to vote its TA shares in favor of the BP Acquisition. Subject to stockholder and regulatory approvals and various customary conditions to closing, the parties expect that the BP Acquisition will be completed by mid-year 2023. SVC expects to receive approximately $379.3 million in total cash for the value of its TA common shares, the TA tradenames and trademarks and the prepaid rent under the amended and restated lease agreements upon completion of the BP Acquisition.
Recent Investment Activities:
During the quarter ended December 31, 2022, SVC sold four hotels with 514 keys for an aggregate sales price of $25.8 million, excluding closing costs, and two net lease properties with an aggregate of 9,090 rentable square feet for an aggregate sales price of $2.3 million, excluding closing costs. From January 1, 2023 through February 28, 2023, SVC sold eight hotels with 1,097 keys for a sale price of $53.3 million, excluding closing costs, including seven of its Marriott branded hotels.
SVC is under agreement to sell its remaining nine Marriott branded hotels with 1,210 keys located in four states for an aggregate sales price of $88.5 million, excluding closing costs. SVC has entered agreements to sell one additional hotel with 219 keys for $14.6 million and two net lease properties with an aggregate of 2,384 rentable square feet for an aggregate sales price of $0.7 million, excluding closing costs. These pending sales are subject to conditions; as a result, these sales may not occur, may be delayed or their terms may change. SVC expects the majority of these sales to be completed by the end of the first quarter of 2023. SVC continues to market for sale two net lease properties with an aggregate of 7,283 rentable square feet.
Capital expenditures made at certain of SVC’s properties for the quarter ended December 31, 2022 were $36.8 million.

Financing Activities:
As previously announced, on February 10, 2023, a subsidiary of SVC, issued $610.2 million in aggregate principal amount of net lease mortgage notes, or the Notes. The Notes were issued in three classes, as summarized below:

Note Class	S&P Rating	Amount	Coupon Rate	Term	Maturity
Class A	AAA	$305.0	5.15%	5 years	February 2028
Class B	AA	173.0	5.55%	5 years	February 2028
Class C	A	132.2	6.70%	5 years	February 2028
Total / weighted average		$610.2	5.60%
The net proceeds from this issuance were approximately $555.0 million after initial purchaser discounts and offering costs.
SVC also announced the early redemption of its outstanding 4.50% Senior Notes due 2023 at a redemption price equal to the principal amount of $500.0 million, plus accrued and unpaid interest to, but excluding, the date of redemption. This redemption is expected to occur on or about March 8, 2023. SVC currently expects to fund this redemption with the proceeds from the issuance of net lease mortgage notes described above.
Conference Call:
On March 1, 2023 at 1:00 p.m. Eastern Time, Todd Hargreaves, President and Chief Investment Officer and Brian Donley, Chief Financial Officer and Treasurer, will host a conference call to discuss SVC’s fourth quarter 2022 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Wednesday, March 8, 2023. To access the replay, dial (412) 317-0088. The replay pass code is 5200808.
A live audio webcast of the conference call will also be available in a listen-only mode on SVC’s website, www.svcreit.com. Participants wanting to access the webcast should visit SVC’s website about five minutes before the call. The archived webcast will be available for replay on SVC’s website for about one week after the call. The transcription, recording and retransmission in any way of SVC’s fourth quarter conference call is strictly prohibited without the prior written consent of SVC.
Supplemental Data:
A copy of SVC’s Fourth Quarter 2022 Supplemental Operating and Financial Data is available for download at SVC’s website, www.svcreit.com. SVC’s website is not incorporated as part of this press release.
Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of December 31, 2022, SVC owned 238 hotels with over 40,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of December 31, 2022, SVC also owned 765 retail service-focused net lease properties totaling over 13.4 million square feet throughout United States. SVC is managed by The RMR Group (Nasdaq: RMR), an alternative asset management company with over $37 billion in assets under management as of December 31, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com.

Non-GAAP Financial Measures and Certain Definitions:
SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, Hotel EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC’s operating performance or as measures of SVC’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC’s consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of SVC’s operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of SVC’s hotels. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations.
Please see the pages attached hereto for a more detailed statement of SVC’s operating results and financial condition and for an explanation of SVC’s calculation of FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.
Average Daily Rate, or ADR, represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC’s hotels and is a measure widely used in the hotel industry.
Comparable Hotels Data: SVC presents RevPAR, ADR, and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that were owned by it on December 31, 2022 and were open and operating for the entire periods being compared. For the three and twelve months ended December 31, 2022 and 2021, SVC’s comparable results excluded two and three hotels, respectively, that had suspended operations during part of the periods presented.
Hotel EBITDA: Hotel EBITDA is calculated as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in SVC’s consolidated statements of income (loss) in accordance with GAAP.
Hotel EBITDA Margin: Hotel EBITDA Margin is Hotel EBITDA as a percentage of hotel operating revenues.
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of SVC’s hotels.
Rent Coverage: SVC defines Rent Coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants.
Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods.

SERVICE PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
(unaudited)

	As of December 31,
	2022	2021
ASSETS
Real estate properties:
Land	$1,902,587	$1,918,385
Buildings, improvements and equipment	7,658,282	8,307,248
Total real estate properties, gross	9,560,869	10,225,633
Accumulated depreciation	(2,970,133)	(3,281,659)
Total real estate properties, net	6,590,736	6,943,974
Acquired real estate leases and other intangibles, net	252,357	283,241
Assets held for sale	121,905	515,518
Cash and cash equivalents	38,369	944,043
Restricted cash	7,051	3,375
Equity method investments	112,617	62,687
Investment in equity securities	53,055	61,159
Due from related persons	35,033	48,168
Other assets, net	277,068	291,150
Total assets	$7,488,191	$9,153,315

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$1,000,000
Senior unsecured notes, net	5,655,530	6,143,022
Accounts payable and other liabilities	425,960	433,448
Due to related persons	17,909	21,539
Total liabilities	6,099,399	7,598,009

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,452,566 and 165,092,333 shares issued and outstanding, respectively	1,655	1,651
Additional paid in capital	4,554,861	4,552,558
Cumulative other comprehensive income	2,383	779
Cumulative net income available for common shareholders	2,503,279	2,635,660
Cumulative common distributions	(5,673,386)	(5,635,342)
Total shareholders’ equity	1,388,792	1,555,306
Total liabilities and shareholders’ equity	$7,488,191	$9,153,315

SERVICE PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Hotel operating revenues (1)	$350,501	$317,215	$1,467,344	$1,104,678
Rental income (2)	104,718	104,160	395,667	390,902
Total revenues	455,219	421,375	1,863,011	1,495,580

Expenses:
Hotel operating expenses (1)(3)	293,554	286,968	1,227,357	1,010,737
Other operating expenses	4,015	3,900	13,176	15,658
Depreciation and amortization	94,961	115,757	401,108	485,965
General and administrative	8,660	12,601	44,404	53,439
Transaction related costs (4)	—	35,830	1,920	64,764
Loss on asset impairment, net (5)	1,269	76,510	10,989	78,620
Total expenses	402,459	531,566	1,698,954	1,709,183

Gain on sale of real estate, net (6)	3,583	588	47,818	11,522
Unrealized (losses) gains on equity securities, net (7)	(10,841)	2,168	(8,104)	22,535
Interest income	644	177	3,379	664
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $3,846, $5,913, $19,375 and $21,036, respectively)	(77,891)	(92,494)	(341,795)	(365,721)
Loss on early extinguishment of debt (8)	—	—	(791)	—
Loss before income taxes and equity in earnings (losses) of an investee	(31,745)	(199,752)	(135,436)	(544,603)
Income tax benefit (expense)	1,757	1,950	199	941
Equity in (losses) earnings of an investee (9)	(1,421)	(991)	2,856	(941)
Net loss	$(31,409)	$(198,793)	$(132,381)	$(544,603)

Weighted average common shares outstanding (basic and diluted)	164,862	164,667	164,738	164,566

Net loss per common share (basic and diluted)	$(0.19)	$(1.21)	$(0.80)	$(3.31)
See Notes on page 12.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS, NORMALIZED FUNDS
FROM OPERATIONS, EBITDA, EBITDAre AND ADJUSTED EBITDAre
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Calculation of FFO and Normalized FFO: (10)
Net loss	$(31,409)	$(198,793)	$(132,381)	$(544,603)
Add (Less): Depreciation and amortization	94,961	115,757	401,108	485,965
Loss on asset impairment, net (5)	1,269	76,510	10,989	78,620
Gain on sale of real estate, net (6)	(3,583)	(588)	(47,818)	(11,522)
Unrealized losses (gains) on equity securities, net (7)	10,841	(2,168)	8,104	(22,535)
Adjustments to reflect SVC’s share of FFO attributable to an investee (9)	1,049	737	3,723	2,605
FFO	73,128	(8,545)	243,725	(11,470)
Add (Less): Transaction related costs (4)	—	35,830	1,920	64,764
Loss on early extinguishment of debt (8)	—	—	791	—
Adjustments to reflect SVC's share of Normalized FFO attributable to an investee (9)	138	651	1,037	2,270
Normalized FFO	$73,266	$27,936	$247,473	$55,564

Weighted average common shares outstanding (basic and diluted)	164,862	164,667	164,738	164,566

Basic and diluted per common share amounts:
Net loss per share	$(0.19)	$(1.21)	$(0.80)	$(3.31)
FFO	$0.44	$(0.05)	$1.48	$(0.07)
Normalized FFO	$0.44	$0.17	$1.50	$0.34
Distributions declared per share	$0.20	$0.01	$0.23	$0.04

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre: (11)
Net loss	$(31,409)	$(198,793)	$(132,381)	$(544,603)
Add (Less): Interest expense	77,891	92,494	341,795	365,721
Income tax (benefit) expense	(1,757)	(1,950)	(199)	(941)
Depreciation and amortization	94,961	115,757	401,108	485,965
EBITDA	139,686	7,508	610,323	306,142
Add (Less): Loss on asset impairment, net (5)	1,269	76,510	10,989	78,620
Gain on sale of real estate, net (6)	(3,583)	(588)	(47,818)	(11,522)
Adjustments to reflect SVC’s share of EBITDAre attributable to an investee (9)	2,340	781	7,881	2,904
EBITDAre	139,712	84,211	581,375	376,144
Add (Less): Transaction related costs (4)	—	35,830	1,920	64,764
Unrealized losses (gains) on equity securities, net (7)	10,841	(2,168)	8,104	(22,535)
Loss on early extinguishment of debt (8)	—	—	791	—
Adjustments to reflect SVC’s share of Adjusted EBITDAre attributable to an investee (9)	(529)	651	1,037	2,270
General and administrative expense paid in common shares (12)	510	473	2,776	2,963
Adjusted EBITDAre	$150,534	$118,997	$596,003	$423,606

See Notes on page 12.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
Comparable Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Number of hotels	236	236	235	235
Room revenues	$287,337	$234,829	$1,168,811	$824,395
Food and beverage revenues	45,952	30,697	154,960	81,246
Other revenues	16,310	12,816	61,737	45,838
Hotel operating revenues - comparable hotels	349,599	278,342	1,385,508	951,479
Rooms expenses	94,005	78,181	363,399	271,401
Food and beverage expenses	35,226	25,824	120,140	68,799
Other direct and indirect expenses	125,255	109,131	487,356	404,555
Management fees	12,898	10,848	51,779	34,644
Real estate taxes, insurance and other	24,966	25,390	113,506	103,790
FF&E reserves (13)	2,252	1,236	9,267	4,403
Hotel operating expenses - comparable hotels	294,602	250,610	1,145,447	887,592
Hotel EBITDA - comparable hotels	$54,997	$27,732	$240,061	$63,887
Hotel EBITDA Margin	15.7%	10.0%	17.3%	6.7%

Hotel operating revenues (GAAP) (1)	$350,501	$317,215	$1,467,344	$1,104,678
Add (Less):
Hotel operating revenues from non-comparable hotels	(902)	(38,873)	(81,836)	(153,199)
Hotel operating revenues - comparable hotels	$349,599	$278,342	$1,385,508	$951,479

Hotel operating expenses (GAAP) (1)	$293,554	$286,968	$1,227,357	$1,010,737
Add (Less):
Hotel operating expenses from non-comparable hotels	(1,825)	(38,215)	(91,798)	(143,867)
Reduction for security deposit and guaranty fundings, net (3)	—	—	—	15,698
FF&E reserves from managed hotel operations (13)	2,252	1,236	9,267	4,403
Other (14)	621	621	621	621
Hotel operating expenses - comparable hotels	$294,602	$250,610	$1,145,447	$887,592

See Notes on page 12.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
All Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Room revenues	$288,082	$272,458	$1,244,925	$972,411
Food and beverage revenues	45,968	31,503	158,762	84,430
Other revenues	16,451	13,254	63,657	47,837
Hotel operating revenues	350,501	317,215	1,467,344	1,104,678
Rooms expenses	93,067	90,705	393,553	321,228
Food and beverage expenses	35,248	26,768	125,312	72,884
Other direct and indirect expenses	124,396	126,208	517,982	458,586
Management fees	12,450	11,869	53,384	40,478
Real estate taxes, insurance and other	29,014	32,039	139,610	135,741
FF&E reserves (13)	2,252	1,236	9,268	4,546
Hotel operating expenses	296,427	288,825	1,239,109	1,033,463
Hotel EBITDA	$54,074	$28,390	$228,235	$71,215
Hotel EBITDA Margin	15.4%	8.9%	15.6%	6.4%

Hotel operating expenses (GAAP) (1)	$293,554	$286,968	$1,227,357	$1,010,737
Add (Less):
Reduction for security deposit and guaranty fundings, net (3)	—	—	—	15,696
FF&E reserves from managed hotels operations (13)	2,252	1,236	9,268	4,546
Other (14)	621	621	2,484	2,484
Hotel operating expenses	$296,427	$288,825	$1,239,109	$1,033,463

See Notes on page 12

(1)As of December 31, 2022, SVC owned 238 hotels. SVC’s consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels.
(2)In calculating net income, SVC recognizes percentage rental income when all contingencies are met and the income is earned. SVC recognized percentage rental income of $9,353 and $7,471 in the three months ended December 31, 2022 and 2021, respectively, and $12,773 and $8,415 in the years ended December 31, 2022 and 2021, respectively.
SVC reduced rental income by $2,247 and increased rental income by $466 for the three months ended December 31, 2022 and 2021, respectively, and reduced rental income by $7,767 and $2,621 for the years ended December 31, 2022 and 2021, respectively, to record scheduled rent changes under certain of SVC’s leases, the deferred rent obligations under SVC’s leases with TravelCenters of America Inc., or TA, and the estimated future payments to SVC under its leases with TA for the cost of removing underground storage tanks on a straight-line basis.
(3)When managers of SVC’s hotels are required to fund the shortfalls of owner’s priority return under the terms of SVC’s management agreements or their guarantees, SVC reflects such fundings in its consolidated statements of income (loss) as a reduction of hotel operating expenses. There were no net reductions to hotel operating expenses during the year ended December 31, 2022. The net reductions to hotel operating expenses were $15,696 for the year ended December 31, 2021.
(4)Transaction related costs for the year ended December 31, 2022 of $1,920 primarily consisted of costs related to SVC’s exploration of possible financing transactions. Transaction related costs for the three months ended December 31, 2021 of $35,830 primarily consisted of working capital advances SVC previously funded under its agreements with Marriott and IHG that SVC expensed as a result of the amounts no longer expected to be recoverable. Transaction related costs for the year ended December 31, 2021 included $38,446 of working capital advances SVC previously funded under its agreements with Marriott, IHG and Hyatt that SVC expensed as a result of the amounts no longer expected to be recoverable, $19,920 of hotel manager transition related costs resulting from the rebranding of 94 hotels during the period, and $6,398 of legal costs related to SVC’s arbitration proceeding with Marriott.
(5)SVC recorded a loss on asset impairment during the three months ended December 31, 2022 of $1,269 to reduce the carrying value of one hotel and one net lease property to their estimated fair value less costs to sell and a $76,510 loss on asset impairment during the three months ended December 31, 2021 to reduce the carrying value of 35 hotels and 21 net lease properties to their estimated fair value less costs. SVC recorded a loss on asset impairment during the year ended December 31, 2022 of $10,989 to reduce the carrying value of 26 hotels and five net lease properties to their estimated fair value less costs to sell and a $78,620 loss on asset impairment during the year ended December 31, 2021 to reduce the carrying value of 35 hotels and 26 net lease properties to their estimated fair value less costs to sell.
(6)SVC recorded a $3,583 net gain on sale of real estate during the three months ended December 31, 2022 in connection with the sale of four hotels and two net lease properties and a $588 net gain on sale of real estate during the three months ended December 31, 2021 in connection with the sale of one hotel and six net lease properties. SVC recorded a $47,818 net gain on sale of real estate during the year ended December 31, 2022 in connection with the sale of 65 hotels and 21 net lease properties and a $11,522 net gain on sale of real estate during the year ended December 31, 2021 in connection with the sale of seven hotels and eleven net lease properties.
(7)Unrealized gain on equity securities, net represents the adjustment required to adjust the carrying value of SVC’s investment in shares of TA common stock to its fair value.
(8)SVC recorded a $791 loss on extinguishment of debt during the year ended December 31, 2022 related to the write off of deferred financing costs and unamortized discounts relating to its amendment to its credit agreement and the repayment of $500,000 of unsecured senior notes.
(9)Represents SVC’s proportionate share from its equity investment in Sonesta.
(10)SVC calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect SVC’s share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown above. FFO and Normalized FFO are among the factors considered by SVC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, the availability to SVC of debt and equity capital, SVC’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC’s expectation of its future capital requirements and operating performance and SVC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.
(11)SVC calculates EBITDA, EBITDAre, and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC’s share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does.
(12)Amounts represent the equity compensation for SVC’s Trustees, and officers and certain other employees of SVC’s manager.
(13)Various percentages of total sales at certain of SVC’s hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels.
(14)SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended December 31, 2022 and 2021, and $2,484 for each of the years ended December 31, 2022 and 2021 for this liability.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SVC uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, SVC is making forward-looking statements. These forward-looking statements are based upon SVC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SVC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SVC’s control. For example:
•Mr. Hargreaves states that SVC has experienced improving hotel fundamentals throughout 2022 and expects that further progress will occur in 2023. Mr. Hargreaves also noted that comparable hotel RevPAR, occupancy and Hotel EBITDA increased over the same period last year. These statements may imply that these trends will continue to improve; however, the hotel industry and SVC’s business are subject to various risks, including risks beyond its control, such as the impact of the market practices that arose or increased in response to the COVID-19 pandemic, and economic and market conditions, including the current inflationary conditions, rising or sustained high interest rates, geopolitical risks and possible recession. As a result, hotel operating trends may not continue to improve and may decline and SVC’s operating results could decline;
•Mr. Hargreaves states that SVC’s net lease properties continue to deliver steady and reliable cash flows. However, SVC’s net lease tenants may become unable or unwilling to pay rents due to SVC, which could adversely impact SVC and the value of its net lease properties;
•Mr. Hargreaves states that the recent execution of SVC’s ABS facility demonstrates one of the several options available to the company to address upcoming maturities at attractive relative interest rates. This may imply that SVC will successfully obtain additional financing at attractive relative rates and that it will repay or refinance its upcoming maturities with those financings. However, these options may not be available if markets conditions change, if interest rates continue to increase or otherwise, and SVC may need to address upcoming maturities with cash on hand or with other resources;
•This press release states that the parties currently expect that the BP Acquisition will be completed by mid-year 2023, and that SVC expects to receive approximately $379.3 million in total cash upon completion of the BP Acquisition. This press release also states that SVC is excited for the enhanced value that it believes the amended leases with BP will provide SVC’s shareholders. The BP Acquisition is subject to various customary conditions and contingencies to closing as are customary in merger agreements in the United States, including the approval of TA stockholders and regulatory approvals. If these conditions are not satisfied or the specified contingencies do not occur, the BP Acquisition may not be completed, in which case SVC’s lease and guaranty arrangements with TA would not be amended and SVC would not receive the expected proceeds, or the BP Acquisition could be delayed or the terms could change. In addition, even if the BP Acquisition is completed, the amended leases may not provide enhanced value for SVC’s shareholders as SVC currently expects; and
•SVC is under agreement to sell ten hotels and two net lease properties and expects the majority of these sales to be completed by the end of the first quarter of 2023. The pending sales of SVC’s properties are subject to conditions; accordingly, SVC cannot provide any assurance that it will sell any of these properties and the sales may be delayed, may not occur or their terms may change.
The information contained in SVC’s filings with the SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from SVC’s forward-looking statements. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.

Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
Contact:
Stephen Colbert, Director, Investor Relations
(617) 231-3223
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